UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2014

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Executive Annual Incentive Plan

On March 18, 2014, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Juniper Networks, Inc. (the "Company") adopted the 2014 Executive Annual Incentive Plan (the "2014 Plan"), a cash bonus plan in which the Company’s executive officers participate (including the "named executive officers" as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended). Under the 2014 Plan, each executive officer has an individual incentive target which is expressed as a percentage of base salary. Incentive target percentages for certain executive officers participating in the 2014 Plan are as follows:

• Shaygan Kheradpir: 175%
• Robyn Denholm: 150%
• Rami Rahim: 150%
• Pradeep Sindhu: 100%
• Vincent Molinaro: 100%
• Gerri Elliott: 100%

Under the 2014 Plan, the aggregate pool for executive cash bonuses will be funded if a specified threshold operating income target is achieved. Provided the operating income target is reached, the actual incentive amounts paid under the 2014 Plan after the end of 2014 will depend on the level of achievement of the following objectives:

• 70% based on the Company’s non-GAAP operating margin and revenue growth; and
• 30% based on achievement of other specified strategic goals.

The aggregate 2014 Plan payout will range between zero and 150%; individual payouts will be determined based on individual performance and will range between zero and 200%.

2013 Executive Annual Incentive Plan

The Compensation Committee also approved cash incentive compensation payouts under the 2013 Annual Incentive Plan (the "2013 Plan") for certain executive officers for fiscal year 2013 as follows. The cash incentive compensation payouts noted below range between 56% to 107% of the executive officer’s respective incentive target opportunity. Further disclosure regarding the 2013 Plan and these payments will be contained in the Company’s proxy statement for its 2014 annual meeting of stockholders.

• Kevin Johnson: $1,756,563
• Robyn Denholm: $827,675
• Rami Rahim: $1,059,298
• Pradeep Sindhu: $561,233
• Gerri Elliott: $611,909

On January 24, 2014, the Company announced that Ms. Elliott would retire from her role as Executive Vice President and Chief Customer Officer later in 2014. On March 18, 2014, the Compensation Committee, in recognition of Ms. Elliott’s services provided in the prior fiscal year, including her assistance with the Company’s CEO transition and the transition of her own role as Executive Vice President and Chief Customer Officer to Mr. Molinaro, awarded her a one-time cash payment in the amount of $500,000.

As previously announced by the Company, Mr. Kheradpir succeeded Mr. Johnson as the Company’s Chief Executive Officer on January 1, 2014. Mr. Muglia resigned from the Company effective December 10, 2013, and received $643,359, or 56%, of his incentive target, at the time of his resignation.

2014 Executive Officer Base Salaries and Equity Compensation

As part of its annual executive compensation review, on March 18, 2014, the Compensation Committee established annual base salaries for certain executive officers as follows:

• Shaygan Kheradpir: $1,000,000
• Robyn Denholm: $750,000
• Rami Rahim: $750,000
• Pradeep Sindhu: $600,000
• Vincent Molinaro: $575,000

Also as part of its annual executive compensation review, the Compensation Committee approved equity awards for named executive officers to be granted on March 21, 2014. One-third of these equity awards is comprised of performance shares, one-third is comprised of RSUs that will vest based on appreciation of the price of the Company’s common stock over a multi-year period, and one-third is comprised of service-based RSUs that will vest in three annual tranches, with the first tranche vesting on June 20, 2015, concurrently with the Company’s annual equity awards to non-executive employees.

In addition, in conjunction with Mr. Kheradpir’s relocation to California, the Compensation Committee approved an additional amount of up to $300,000 in relocation assistance under the same terms as Mr. Kheradpir’s previously announced relocation benefits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

March 24, 2014	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel